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                                                                    EXHIBIT 99.2

                                  [OPTIKA LOGO]

                                   OPTIKA INC.
                          7450 CAMPUS DRIVE, SUITE 200
                        COLORADO SPRINGS, COLORADO 80920

                         Special Meeting of Shareholders
                              __________, __, 2004
                           __:00 a.m. (Mountain Time)

                                      ____
                                      ____
                      _________, Colorado Springs, Colorado










[OPTIKA LOGO]              OPTIKA INC.
                           7450 CAMPUS DRIVE, SUITE 200
                           COLORADO SPRINGS, COLORADO 80920
                                                                           PROXY
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING
OF STOCKHOLDERS TO BE HELD _______________, 2004.

The shares of stock you hold will be voted as you specify on this proxy.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS.

By signing the proxy, you revoke all prior proxies and appoint each of Mark K. Ruport and Steven M. Johnson as proxies, with full power of substitution and revocation, to vote all shares of Optika common stock that you are entitled to vote at the special meeting of Optika's stockholders to be held _______________, 2004 and at any adjournments or postponements of that meeting.



Continued and to be signed on reverse side. See reverse for voting instructions.


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There are three easy ways to vote your proxy. You may vote: (1) by mailing your proxy card, (2) by telephone or (3) by Internet.

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VOTE BY TELEPHONE                             VOTE BY INTERNET

It's fast, convenient and immediate.          It's fast, convenient and your
                                              vote is immediately confirmed and
                                              posted.
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Follow these four easy steps:                 Follow these four easy steps:

1. Read the accompanying Proxy Statement/     1. Read the accompanying Proxy Statement/Prospectus
Prospectus and Proxy Card.                    and Proxy Card.

2. Call the toll free number [--- --- ----]   2. Go to the Web site http://www.proxyvote.com
from a touch-tone telephone.

3. Enter your Voter Control Number located    3. Enter your Voter Control Number located on
on your Proxy Card.                           your Proxy Card.

4. Follow the recorded instructions.          4. Follow the instructions provided.

------------------------------------------    ---------------------------------------------

Available only until 11:59 p.m.               Available only until 11:59 p.m.
(Mountain Time) on ____, 2004                 (Mountain Time) on ____, 2004
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    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

VOTE BY MAIL

         Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.

                             - Please detach here -

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Adoption of the Agreement and Plan of Merger dated as of January 11, 2004, among Optika Inc., Stellent, Inc., and STEL Sub, Inc. pursuant to which Optika Inc. will be merged with and into STEL Sub, Inc., as described in the accompanying joint proxy statement/prospectus.

                       FOR [ ]      AGAINST [ ]      ABSTAIN [ ]


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2. Adoption of the Amended and Restated Certificate of Designation of the Series A-1 Convertible Preferred Stock of Optika Inc., as described in the accompanying joint proxy statement/prospectus.

                       FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE PROPOSALS.


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THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER
MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS, OR
ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING.

NOTE: Please sign this proxy exactly as the name(s) appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Proxies executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. Where shares are owned in the name of two or more persons, all such persons should sign this proxy.

Dated: ___________, 2004


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Signature of Shareholder                           Signature of Shareholder


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Proxy #                      Account #               Issue or Issuer #
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